                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-19600

                                   CORE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                 AMENDMENT NO. 1


The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K (date of earliest event reported: September 1, 1998) as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereto duly authorized.

                                                 CORE, INC.


Date: October 19, 1998                  By: /s/ William E. Nixon
                                            --------------------
                                        William E. Nixon
                                        Chief Financial Officer, Treasurer
                                        and Executive Vice President (Duly
                                        authorized officer)

                                   CORE, INC.

Item 7 of the Current Report on Form 8-K (date of earliest event reported:
September 1, 1998) of CORE, INC., a Massachusetts corporation, is hereby amended to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  Pages F-1 through F-7 contain the audited balance sheet of Disability Reinsurance Management Services, Inc. ("DRMS") as of June 30, 1998 and the related statements of income and accumulated deficit, and cash flows for the six months then ended; the audited balance sheet of DRMS as of December 31, 1997 and the related statements of income and accumulated deficit, and cash flows for the year then ended; and the unaudited balance sheet of DRMS as of June 30, 1997 and the related statements of income and accumulated deficit, and cash flows for the six months then ended. Pages F-8 through F-14 contain the audited balance sheets of Disability Reinsurance Management Services, Inc. as of December 31, 1996 and 1995 and the related statements of operations and accumulated deficit, and cash flows for the years then ended.

         (b)      PRO FORMA Financial Information.

                  Pages F-15 through F-19 contain an unaudited pro forma combined condensed balance sheet as of June 30, 1998 and unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

         (c)      Exhibits.

Exhibit
Number    Description
-------   -----------
2.1       Capital Stock Purchase Agreement, dated as of August 31, 1998, by and among CORE, INC., Disability Reinsurance Management Services, Inc.,
          and the Stockholders of Disability Reinsurance Management Services,
          Inc., including Exhibit A-1 (excluding other Exhibits and Schedules).
          Filed as exhibit 2.1 to Registrant's Current Report on Form 8-K, filed
          September 17, 1998, and incorporated herein by reference.

10.1      Warrant Agreement, dated as of August 31, 1998, between CORE, INC. and
          Fleet National Bank (excluding Exhibits). Filed as exhibit 4.1 to
          Registrant's Current Report on Form 8-K, filed September 17, 1998, and incorporated herein by reference.

10.1      Credit Agreement, dated as of August 31, 1998, between CORE, INC. and
          Fleet National Bank, including Exhibit A (excluding Schedules and other Exhibits). Filed as exhibit 10.1 to Registrant's Current Report on Form 8-K, filed September 17, 1998, and incorporated herein by reference.

10.2      Registration Rights Agreement, dated as of August 31, 1998, between
          CORE, INC. and James T. Fallon, Lisa O. Hansen, Michael D. Lachance,
          David C. Mitchell and David K. Rich.  Filed as exhibit 10.2 to
          Registrant's Current Report on Form 8-K, filed September 17, 1998, and incorporated herein by reference.

10.3      Registration Rights Agreement, dated as of August 31, 1998, between
          CORE, INC. and Fleet National Bank. Filed as exhibit 10.3 to
          Registrant's Current Report on Form 8-K, filed September 17, 1998, and incorporated herein by reference.


                                        2

10.4      Employment Agreement by and between Disability Reinsurance Management
          Services, Inc. and James T. Fallon (excluding Attachments). Filed as exhibit 10.4 to Registrant's Current Report on Form 8-K, filed
          September 17, 1998, and incorporated herein by reference.

10.5      Employment Agreement by and between Disability Reinsurance Management
          Services, Inc. and Lisa O. Hansen (excluding Attachments). Filed as exhibit 10.5 to Registrant's Current Report on Form 8-K, filed
          September 17, 1998, and incorporated herein by reference.

10.6      Employment Agreement by and between Disability Reinsurance Management
          Services, Inc. and Michael D. Lachance (excluding Attachments). Filed as exhibit 10.6 to Registrant's Current Report on Form 8-K, filed
          September 17, 1998, and incorporated herein by reference.

                           INDEPENDENT AUDITORS REPORT



The Board of Directors and Stockholders
Disability Reinsurance Management Services, Inc.


We have audited the accompanying balance sheets of Disability Reinsurance Management Services, Inc., as of June 30, 1998 and December 31, 1997, and the related statements of income and accumulated deficit, and cash flows for the six months ended June 30, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Disability Reinsurance Management Services, Inc., as of June 30, 1998 and December 31, 1997, and the results of its operations and its cash flows for the six months ended June 30, 1998 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                     /s/ Berry, Dunn, McNeil & Parker



Portland, Maine
August 19, 1998

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.


                                 BALANCE SHEETS

                  JUNE 30, 1998 AND 1997 AND DECEMBER 31, 1997

                                     ASSETS

                                                                          JUNE 30,          December 31,        June 30,
                                                                            1998                1997              1997
                                                                            ----                ----              ----
                                                                                                               (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                         $      133,732     $      187,970     $      43,970
     Management fee receivable                                                851,081            618,968           461,665
     Current portion of notes receivable, stockholders                        130,600             93,500            46,800
     Prepaid expenses and other current assets                                 15,999             21,266             6,175
                                                                      ---------------     --------------     -------------

              TOTAL CURRENT ASSETS                                          1,131,412            921,704           558,610

PROPERTY AND EQUIPMENT, NET                                                   168,681            159,347           130,691
NOTES RECEIVABLE, STOCKHOLDERS, EXCLUDING CURRENT PORTION                   1,569,400          1,686,500         1,753,200
SOFTWARE COSTS, NET                                                           120,849            134,288           111,329
DEFERRED CHARGES                                                                    -             86,663            92,852
                                                                      ---------------     --------------     -------------

                                                                       $    2,990,342     $    2,988,502     $   2,646,682
                                                                      ---------------     --------------     -------------
                                                                      ---------------     --------------     -------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term debt                                 $      248,900     $      219,500     $      50,000
     Accounts payable                                                         113,177             74,855            47,429
     Accrued expenses and other current liabilities                           134,693            140,536           183,694
                                                                      ---------------     --------------     -------------

              TOTAL CURRENT LIABILITIES                                       496,770            434,891           281,123

LONG-TERM DEBT, EXCLUDING CURRENT PORTION                                   1,853,913          1,850,500         2,150,000
                                                                      ---------------     --------------     -------------

              TOTAL LIABILITIES                                             2,350,683          2,285,391         2,431,123
                                                                      ---------------     --------------     -------------

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY
     Common stock, $1 par value; 20,000 shares authorized;
         7,090 shares issued and outstanding                                    7,090              7,090             7,090
     Paid-in capital                                                          701,910            701,910           701,910
     Accumulated deficit                                                      (69,341)            (5,889)         (493,441)
                                                                      ---------------     --------------     -------------

     TOTAL STOCKHOLDERS' EQUITY                                               639,659            703,111           215,559
                                                                      ---------------     --------------     -------------

                                                                       $    2,990,342     $    2,988,502     $   2,646,682
                                                                      ---------------     --------------     -------------
                                                                      ---------------     --------------     -------------

The accompanying notes are an integral part of these financial statements.

                 DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                          YEAR ENDED DECEMBER 31, 1997


                                                                        JUNE 30,           December 31,         June 30,
                                                                          1998                 1997               1997
                                                                          ----                 ----               ----
                                                                                                               (Unaudited)
OPERATING REVENUES
     Management fees                                               $      2,471,625     $      3,670,810    $    1,681,159
     Consulting fees                                                         38,794                7,206                 -
     Commissions                                                                  -              518,870                 -
     Interest                                                               185,731              355,131           122,117
                                                                   ----------------     ----------------    --------------

              TOTAL OPERATING REVENUES                                    2,696,150            4,552,017         1,803,276

OPERATING EXPENSES                                                        1,609,609            2,112,253         1,010,239
                                                                   ----------------     ----------------    --------------

              OPERATING INCOME                                            1,086,541            2,439,764           793,037
                                                                   ----------------     ----------------    --------------

OTHER INCOME (EXPENSE)
     Interest income                                                         74,800              154,629            78,343
     Interest expense                                                       (94,793)            (314,842)         (156,932)
     Loss on disposition of equipment                                             -                 (460)                -
                                                                   ----------------     ----------------    --------------

         OTHER EXPENSE, NET                                                 (19,993)            (160,673)          (78,589)
                                                                   ----------------     ----------------    --------------

         NET INCOME                                                       1,066,548            2,279,091           714,448

ACCUMULATED DEFICIT, BEGINNING OF PERIOD                                     (5,889)            (414,980)         (414,980)

         Less distributions to stockholders                           (   1,130,000)          (1,870,000)         (792,909)
                                                                   ----------------     ----------------    --------------

ACCUMULATED DEFICIT, END OF PERIOD                                 $        (69,341)    $         (5,889)   $     (493,441)
                                                                   ----------------     ----------------    --------------
                                                                   ----------------     ----------------    --------------


The accompanying notes are an integral part of these fianancial statements.

                 DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                   SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND
                          YEAR ENDED DECEMBER 31, 1997


                                                                        JUNE 30,           December 31,         June 30,
                                                                          1998                 1997               1997
                                                                          ----                 ----               ----
                                                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                     $      1,066,548    $      2,279,091    $       714,448
    Adjustments to reconcile net income to net cash
       provided by operating activities
          Depreciation and amortization                                      80,574             153,401             73,619
          Loss on disposition of equipment                                        -                 460                  -
          Write-off of deferred charges                                      86,663                   -                  -
          Decrease (increase) in:
              Management fee receivable                                    (232,113)           (248,223)           (45,541)
              Prepaid expenses and other current assets                       5,267              (1,696)           (31,984)
          Increase (decrease) in:
              Accounts payable                                               38,322              21,897             (5,529)
              Accrued expenses and other current liabilities                 (5,843)             20,536             63,694
                                                                   ----------------    ----------------    ---------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                          1,039,418           2,225,466            768,707
                                                                   ----------------    ----------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Loans to stockholders                                                         -          (2,200,000)        (2,200,000)
    Repayments of notes receivable, stockholders                             80,000             420,000            400,000
    Capital expenditures                                                    (41,962)           (145,212)           (63,848)
    Purchase of software                                                    (34,507)            (75,752)           (31,448)
    Deferred charges                                                              -              (8,604)            (8,604)
                                                                   ----------------    ----------------    ---------------
       NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                       3,531          (2,009,568)        (1,903,900)
                                                                   ----------------    ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from long-term debt                                          2,200,000           2,600,000          2,600,000
    Principal payments on long-term debt                                 (2,167,187)           (530,000)          (400,000)
    Distributions to stockholders                                        (1,130,000)         (1,870,000)          (792,909)
    Repayment of due to affiliates                                                -            (400,000)          (400,000)
                                                                   ----------------    ----------------    ---------------
       NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                  (1,097,187)           (200,000)         1,007,091
                                                                   ----------------    ----------------    ---------------

       NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (54,238)             15,898           (128,102)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                              187,970             172,072            172,072
                                                                   ----------------    ----------------    ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $        133,732    $        187,970    $        43,970
                                                                   ----------------    ----------------    ---------------
                                                                   ----------------    ----------------    ---------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest                                        $        214,400    $        184,300    $        93,400
                                                                   ----------------    ----------------    ---------------
                                                                   ----------------    ----------------    ---------------


The accompanying notes are an integral part of these fianancial statements.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

     NATURE OF OPERATIONS

     The Company was incorporated on June 1, 1993, in the state of Delaware. The Company is a reinsurance manager specializing in disability insurance and provides claims administration, fiduciary account management, underwriting, marketing, and support services. The Company derives its revenues primarily from a management services agreement with the sponsor of a disability reinsurance alliance and the members thereof.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash accounts in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk on cash and cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to operations as incurred.

     SOFTWARE COSTS

     Software is stated at cost and amortization is provided using the straight-line method over the estimated useful lives of the assets.

     DEFERRED CHARGES

     Deferred charges consist of costs related to long-term debt issuance, discussed in Note 7, which were charged against operations when the debt was repaid.

     INCOME TAXES

     The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. The financial statements do not include any provision or liability for corporate federal income taxes.

     REVENUE RECOGNITION

     Management fees, representing a percentage of the premiums on disability policies of the Disability Alliance for Reinsurance Treaties (DART) pool that are managed by the Company, are recorded monthly as earned. Commissions, representing a percentage of the overall profits on the pooled policies under management, are calculated annually based on operating results that are not known until after the third quarter of the Company's fiscal year. It is the Company's policy to record commissions only when they can be reasonably determined. Accordingly, the income statements for the six months ended June 30, 1998 and 1997 reflect no commissions revenue.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

2.   NOTES RECEIVABLE, STOCKHOLDERS

     The Company loaned $2,200,000 of the proceeds of the debt issued on January 22, 1997 (see Note 7) to certain stockholders, owning 50% of the Company's common stock, who acquired the other 50% with the funds. The notes receivable are collateralized by the stockholders' stock in the Company, and are collectible in quarterly installments ranging from $23,000 to $105,000, together with interest at 8.5%, through December 2004. The note balance at June 30, 1998, was $1,700,000. Maturities for the next five years are as follows:

                             1998                $   130,600
                             1999                    210,100
                             2000                    294,700
                             2001                    379,300
                             2002                    421,600


3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                                                        1998              1997
                                                                        ----              ----
              Furniture and fixtures                                $    114,429      $     93,554
              Office equipment                                           176,141           155,054
                                                                    ------------      ------------

                                                                         290,570           248,608
              Less accumulated depreciation                              121,889            89,261
                                                                    ------------      ------------

                                                                    $    168,681      $    159,347
                                                                    ------------      ------------
                                                                    ------------      ------------


     Depreciation expense was $32,628 and $38,931 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

4.   SOFTWARE COSTS

     Software costs consist of the following:


                                                                           1998            1997
                                                                           ----            ----
              Software costs                                         $    418,836    $    384,329
              Less accumulated amortization                               297,987         250,041
                                                                     ------------    ------------

                                                                     $    120,849    $    134,288
                                                                     ------------    ------------
                                                                     ------------    ------------


     Amortization expense was $47,946 and $102,097 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

5.   TRUSTEE

     In its fiduciary capacity, the Company is entrusted with funds of a reinsurance facility. The balance of these funds as of June 30, 1998 and December 31, 1997 was approximately $6,154,000 and $5,481,000, respectively. These funds are not reflected in the accompanying financial statements. The Company is entitled to a certain percentage of the interest earned by this facility. The Company earned approximately $181,000 and $351,000 in interest for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

6.   LEASES

     The Company leases its office space under noncancelable operating leases that expire over the next two years. Future minimum lease payments are as follows:

                                        1999                     $ 62,200
                                        2000                       10,400
                                                                 --------

                                                                 $ 72,600
                                                                 --------
                                                                 --------


     Total rental expense for operating leases approximated $35,000 and $77,000 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

7.   BORROWINGS

     Long-term debt consists of the $2,102,813 balance of a $2,200,000 8.5% note issued on January 8, 1998. The debt is due in monthly installments of approximately $35,000, including interest charged at 8.5%, through January 2005. The debt is collateralized by all corporate assets, the stockholders' pledges of the Company's common stock, and the stockholders' limited personal guarantees.

     The Company used the proceeds to repay the $2,070,000 balance of a note issued on January 22, 1997, together with approximately $130,000 of accrued interest. The unamortized portion of deferred charges, discussed in Note 1, was charged against earnings in 1998.

     Maturities on this long-term debt for the next five years are estimated to be as follows:

                           1998                        $248,900
                           1999                          270,900
                           2000                          294,900
                           2001                          321,000
                           2002                          349,300


     The Company has available a $250,000 line of credit which bears interest at prime rate and is collateralized by all Company assets. No advances were outstanding as of June 30, 1998 or 1997 or December 31, 1997.


8.   RETIREMENT PLAN

     The Company has a 401(k) plan that covers all employees. Expenses are funded through contributions to the Plan. Amounts included in operating expenses were $34,602 and $60,652 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

                        INDEPENDENT AUDITORS REPORT



The Board of Directors and Stockholders
Disability Reinsurance Management Services, Inc.


We have audited the accompanying balance sheet of Disability Reinsurance Management Services, Inc., as of December 31, 1996, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Disability Reinsurance Management Services, Inc., as of and for the year ended December 31, 1995, were audited by other auditors whose report dated May 7, 1996, expressed an unqualified opinion on these statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of Disability Reinsurance Management Services, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                         /s/ Berry, Dunn, McNeil & Parker



Portland, Maine
January 17, 1997 (except for Note 9 which date is January 22, 1997)

             DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                              BALANCE SHEETS

                        DECEMBER 31, 1996 AND 1995

                                                                                                 1996              1995
                                                                                                 ----              ----
CURRENT ASSETS
     Cash and cash equivalents                                                                 $ 172,072         $ 268,901
     Management fee receivable                                                                   370,745           162,437
     Current portion of notes receivable, stockholders                                              -               30,500
     Prepaid expenses and other current assets                                                    19,570            28,237
                                                                                                --------         ---------

              TOTAL CURRENT ASSETS                                                               562,387           490,075

PROPERTY AND EQUIPMENT, NET                                                                       53,526            37,933
NOTES RECEIVABLE, STOCKHOLDERS, EXCLUDING CURRENT PORTION                                           -               29,750
SOFTWARE COSTS, NET                                                                              160,633           125,159
DEFERRED CHARGES                                                                                  90,432               -
                                                                                               ---------         ---------

                                                                                               $ 866,978         $ 682,917
                                                                                               ---------         ---------
                                                                                               ---------         ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                         $   52,958         $   9,565
     Accrued expenses and other current liabilities                                              120,000            14,000
     Due to affiliate                                                                            400,000           513,165
                                                                                                --------           -------

              TOTAL CURRENT LIABILITIES                                                          572,958           536,730
                                                                                                --------          --------


STOCKHOLDERS' EQUITY
     Common stock, $1 par value; 20,000 shares authorized;
         7,090 shares issued and outstanding                                                       7,090             7,090
     Paid in capital                                                                             701,910           701,910
     Accumulated deficit                                                                        (414,980)         (562,813)
                                                                                                --------          --------

              TOTAL STOCKHOLDERS' EQUITY                                                         294,020           146,187
                                                                                                --------          --------

                                                                                               $ 866,978         $ 682,917
                                                                                               ---------         ---------
                                                                                               ---------         ---------


   The accompanying notes are an integral part of these financial statements.

             DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

             STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                  YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                1996               1995
                                                                                                ----               ----
OPERATING REVENUES
     Management fees                                                                          $2,082,882        $1,031,280
     Consulting fees                                                                                -               14,858
     Commissions                                                                                 303,653              -
     Interest                                                                                    250,321            75,035
                                                                                               ---------        ----------

              TOTAL OPERATING REVENUES                                                         2,636,856         1,121,173

OPERATING EXPENSES                                                                             2,489,023         1,174,972
                                                                                               ---------         ---------

              NET INCOME (LOSS)                                                                  147,833           (53,799)

ACCUMULATED DEFICIT, BEGINNING OF YEAR                                                          (562,813)         (509,014)
                                                                                               ----------       ----------

ACCUMULATED DEFICIT, END OF YEAR                                                              $ (414,980)      $  (562,813)
                                                                                               ----------       ----------
                                                                                               ----------       ----------


   The accompanying notes are an integral part of these financial statements.

                           STATEMENTS OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                 1996              1995
                                                                                                 ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                         $ 147,833         $ (53,799)
     Adjustments to reconcile net income (loss) to net cash
         provided (used) by operating activities
              Depreciation and amortization                                                      103,953            63,928
              Decrease (increase) in:
                  Management fee receivable                                                     (208,308)          (96,103)
                  Prepaid expenses and other current assets                                        8,667           (25,723)
              Increase (decrease) in:
                  Accounts payable                                                                43,393             9,565
                  Accrued expenses and other current liabilities                                 106,000           (70,048)
                                                                                               ---------         ---------

              NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                   201,538          (172,180)
                                                                                               ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                                        (37,896)           (5,647)
     Redemption of certificate of deposit                                                           -               51,000
     Purchase of software                                                                       (117,124)          (91,460)
     Deferred charges                                                                            (90,432)             -
                                                                                               ---------         ---------

              NET CASH USED BY INVESTING ACTIVITIES                                             (245,452)          (46,107)
                                                                                               ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Notes receivable, stockholders                                                               60,250            30,500
     Note payable, bank                                                                             -              (41,686)
     Due to affiliates                                                                          (113,165)          369,685
                                                                                               ---------         ---------

              NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                   (52,915)          358,499
                                                                                               ---------         ---------

              NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (96,829)          140,212

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                     268,901           128,689
                                                                                               ---------         ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                         $ 172,072         $ 268,901
                                                                                               ---------         ---------
                                                                                               ---------         ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest                                                                    $    -            $     576
                                                                                               ---------         ---------
                                                                                               ---------         ---------

   The accompanying notes are an integral part of these financial statements.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995


     NATURE OF OPERATIONS

     The Company was incorporated on June 1, 1993, in the state of Delaware. The Company is a reinsurance manager specializing in disability insurance and provides claims administration, fiduciary account management, underwriting, marketing, and support services. The Company derives its revenues primarily from a management services agreement with the sponsor of a disability reinsurance alliance and the members thereof.

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash accounts in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk on cash and cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to operations as incurred.

     SOFTWARE COSTS

     Software is stated at cost and amortization is provided using the straight-line method over the estimated useful lives of the assets.

     DEFERRED CHARGES

     Deferred charges consist of costs related to long-term debt issuance, discussed in Note 9, to be amortized over the term of the debt.

     INCOME TAXES

     The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. The financial statements do not include any provision or liability for corporate federal income taxes.

2.   NOTES RECEIVABLE, STOCKHOLDERS

     Three stockholders issued promissory notes in satisfaction of the purchase of common stock. The notes were paid in full during 1996.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

3.   PROPERTY AND EQUIPMENT

                                                            1996              1995
                                                            ----              ----
              Furniture and fixtures                     $ 51,747           $44,835
              Office equipment                             53,931            22,945
                                                         --------           -------

                                                          105,678            67,780
              Less accumulated depreciation                52,152            29,847
                                                         --------           -------

                                                         $ 53,526           $37,933
                                                         --------           -------
                                                         --------           -------

     Depreciation expense was $22,305 and $15,967 for the years ended December 31, 1996 and 1995, respectively.

4.   SOFTWARE COSTS

                                                           1996              1995
                                                           ----              ----
              Software costs                             $308,577          $191,455
              Less accumulated amortization               147,944            66,296
                                                         --------          --------

                                                         $160,633          $125,159
                                                         --------          --------
                                                         --------          --------

     Amortization expense was $81,648 and $47,961 for the years ended December 31, 1996 and 1995, respectively.

5.   DUE TO AFFILIATE

     The balance due at December 31, 1996 and 1995, represents expenses paid on behalf of the Company by an affiliate. The Company paid $600,000 to the affiliate for consulting services during 1996.

6.   TRUSTEE

     In its fiduciary capacity, the Company is entrusted with funds of a reinsurance facility. The balance of these funds as of December 31, 1996 and 1995 was approximately $3,494,000 and $2,338,000, respectively. These funds are not reflected in the accompanying financial statements. The Company is entitled to include in income a certain percentage of the interest earned by this facility. The Company earned approximately $242,000 and $67,000 in interest for the years ended December 31, 1996 and 1995, respectively.

7.   LEASES

     The Company leases its office space and certain computer equipment under noncancelable operating leases that expire over the next two years. Future minimum lease payments are as follows:

                         1997             $64,400
                         1998              36,100

      Total rental expense for operating leases approximated $64,400 in 1996 and $52,200 in 1995.

                DISABILITY REINSURANCE MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

8.    RETIREMENT PLAN

      The Company has a 401(k) plan that covers all employees. Expenses are funded through contributions to the Plan. Expenses included in operating expenses were $47,304 and $36,761 for the years ended December 31, 1996 and 1995, respectively.

9.    SUBSEQUENT EVENT

      On January 22, 1997, the Company issued $2,600,000 of long-term debt. The debt is due in quarterly installments, beginning in 1998 through 2005, ranging from $25,000 to $150,000. It bears interest at a stated rate of 8.5% plus supplemental interest due at the end of its term, or earlier at the Company's discretion, necessary to provide the debt holder with a 15% annualized return. The debt is collateralized by all corporate assets and the shareholders pledges of the Company's common stock.

      The Company loaned $2,200,000 of the proceeds to certain shareholders owning 50% of the Company's common stock that acquired the other 50% with the funds. The remaining proceeds were used to repay the amount due to affiliate as of December 31, 1996.

             PROFORMA COMBINED CONDENSED FINANCIAL DATA (UNAUDITED)

            On September 1, 1998, CORE, INC. (the "Company" or "CORE") acquired all shares of stock of Disability Reinsurance Management Services, Inc. ("DRMS"), a Delaware corporation, pursuant to a Capital Stock Purchase Agreement dated as of August 31, 1998 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, all of the shares of stock of DRMS were acquired in exchange for the cash payment of $20 million, the issuance of 480,000 shares of CORE common stock and the future issuance of up to an additional $7 million of CORE common stock after September 30, 2001, based on the future performance of DRMS. The purchase price is subject to certain adjustments as set forth in the Purchase Agreement. DRMS is a full service reinsurance intermediary manager providing marketing, underwriting advice, claims, actuarial and compliance services to its insurance company clients and risk management expertise for reinsurers in a reinsurance facility. The acquisition has been accounted for as a purchase.

         On March 17, 1998, a wholly owned subsidiary of CORE acquired the assets of Transcend Case Management, Inc., a Georgia corporation ("TCM"), in exchange for the assumption of certain liabilities and the future issuance of shares of common stock of CORE, the number of which shall be equal to a valuation based upon future revenue performance of TCM. TCM is a provider of workers' compensation case management services. The acquisition has been accounted for as a purchase.

         On June 25, 1997, a wholly-owned subsidiary of CORE purchased certain assets and liabilities of Social Security Disability Consultants and Disability Services, Inc. (collectively, "SSDC") for an initial purchase price of $6,500,000 and additional performance related cash payments of up to $920,000. SSDC provides disability management services with two key areas of business: social security disability benefits advocacy and Medicare coordination of benefits. The acquisition has been accounted for as a purchase.

         The unaudited pro forma combined condensed balance sheet and statements of operations and accompanying notes should be read in conjunction with the consolidated financial statements of CORE contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 and DRMS's financial statements for the period ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995 included in this Form 8-K/A. The unaudited pro forma combined condensed balance sheet as of June 30, 1998 and the statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 gives effect to the acquisitions of SSDC, TCM and DRMS as if the transactions had occurred on January 1, 1997. The unaudited pro forma combined condensed financial data set forth below do not purport to represent what the Company's results of operations would have been had the transactions described above occurred on the date indicated, or to project the Company's results of operations for any future period or date, nor does it give effect to any matters other than those described in the notes thereto.

                                 PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                                                   AS OF JUNE 30, 1998

                                                                             ACQUISITION
                                              CORE             DRMS          ADJUSTMENTS               PRO FORMA
                                              ----             ----          -----------             -----------
Cash and cash equivalents                 $ 3,791,211       $   133,732      $(3,000,000)  (1a)     $    924,943
Investments                                 2,239,224                                                  2,239,224
Accounts receivable                         8,362,788           851,081                                9,213,869
Notes receivable, current portion                               130,600         (130,600)  (1b)             -
Other assets                                  768,953            15,999                                  784,952
                                          -----------       -----------      -----------            ------------
Total current assets                       15,162,176         1,131,412       (3,130,600)             13,162,988

Property and equipment, net                 7,181,023           289,530                                7,470,553
Notes receivable, net of current
portion                                                       1,569,400       (1,569,400)  (1b)             -
Deposits and other assets                   1,203,360                                                  1,203,360
Goodwill, net                               4,453,734                         21,646,605   (1c)       26,900,339
                                                                                 800,000   (1d)
Intangibles, net                               91,839                                                     91,839
                                          -----------       -----------      -----------            ------------
Total assets                              $28,092,132       $ 2,990,342      $17,746,605            $ 48,829,079
                                          -----------       -----------      -----------            ------------
                                          -----------       -----------      -----------            ------------

Accounts payable                          $   922,528       $   113,177                             $  1,035,705
Accrued expenses                            2,042,984           134,693          (10,923)  (1b)        2,966,754
                                                                                 800,000   (1d)
Accrued payroll                               800,232                                                    800,232
Deferred income taxes                          68,316                                                     68,316
Notes payable                                  89,582           248,900         (248,900)  (1b)        2,339,582
                                                                               2,250,000   (1e)
Capital lease obligations                      16,707                                                     16,707
                                          -----------       -----------       ----------            ------------
Total current liabilities                   3,940,349           496,770        2,790,177               7,227,296

Notes payable, net of current portion         323,824         1,853,913       (1,853,913)  (1b)       15,073,824
                                                                              14,750,000   (1e)
Other long-term liabilities                   307,508                                                    307,508

Common stock                                  733,321             7,090           48,000   (1f)          781,321
                                                                                  (7,090)  (1g)
Additional paid-in capital                 35,063,322           701,910        2,652,000   (1f)       37,715,322
                                                                                (701,910)  (1g)
Deferred compensation                         (13,392)                                                   (13,392)
Accumulated deficit                       (12,262,800)          (69,341)          69,341   (1g)      (12,262,800)
                                          -----------       -----------       ----------            ------------
Total stockholders' equity                 23,520,451           639,659        2,060,341              26,220,451
                                          -----------       -----------       ----------            ------------

Total liabilities and stockholders'
equity                                    $28,092,132       $ 2,990,342      $17,746,605             $48,829,079
                                          -----------       -----------      -----------             -----------
                                          -----------       -----------      -----------             -----------


          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                          FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                            ACQUISITION
                         CORE            SSDC              TCM             DRMS             ADJUSTMENTS           PRO FORMA
                         ----            ----              ---             ----             -----------          ------------
Revenues                $38,506,563      $3,392,938       $1,860,571       $4,552,017        $ (108,409) (2a)      $48,203,680
Cost of services         23,330,004                        1,661,951                          1,420,370  (2b)       27,897,126
                                                                                               (108,409) (2a)
                                                                                              1,593,210  (2c)
                        -------------------------------------------------------------        ----------          -------------

Gross profit             15,176,559       3,392,938          198,620        4,552,017        (3,013,580)            20,306,554
Operating expenses:
   Operating                              1,972,584                         2,112,253        (1,972,584) (2b)
   expenses                                                                                  (2,112,253) (2c)
   General and            7,940,005                          675,640                           (102,000) (2a)        9,243,320
   administrative                                                                               437,163  (2b)
                                                                                                292,512  (2c)
   Sales and              2,482,561                          527,877                             86,847  (2b)        3,170,415
   marketing                                                                                     73,130  (2c)
   Depreciation           1,954,810                                                             102,000  (2a)        3,488,506
   and amortization                                                                              23,795  (2b)
                                                                                                153,401  (2c)
                                                                                                162,500  (2d)
                                                                                              1,100,000  (2e)
                                                                                                 (8,000) (2f)
                        -------------------------------------------------------------        ----------          -------------
          Total          12,377,376       1,972,584        1,203,517        2,112,253        (1,763,489)            15,902,241
operating expense
                        -------------------------------------------------------------        ----------          -------------

Income (loss) from        2,799,183       1,420,354       (1,004,897)       2,439,764        (1,250,091)             4,404,313
  continuing
  operations

Other income
(expense):
     Interest and           589,853          70,455                           154,629          (150,000) (2g)          484,937
     other income                                                                              (180,000) (2h)
     Interest and           (27,315)                                         (315,302)           (4,410) (2b)       (1,962,027)
     other expense
                                                                                             (1,615,000) (2i)
                        -------------------------------------------------------------        ----------          -------------
                            562,538          70,455                          (160,673)       (1,949,410)            (1,477,090)
                        -------------------------------------------------------------        ----------          -------------
Income (loss)
   before income          3,361,721       1,490,809       (1,004,897)       2,279,091        (3,199,501)             2,927,223
   taxes and
   extraordinary
   item

Provision for              (610,000)                                                           (216,000) (2j)         (731,000)
income taxes                                                                                    183,000  (2k)
                                                                                                (88,000) (2l)
                        -------------------------------------------------------------        ----------          -------------
Income (loss)
   before               $ 2,751,721     $ 1,490,809      $(1,004,897)     $ 2,279,091       $(3,320,501)           $ 2,196,223
   extraordinary
   item
                        -------------------------------------------------------------        ----------          -------------
                        -------------------------------------------------------------        ----------          -------------

Earnings per
common share:
Income before
  extraordinary
  item:
   Basic                      $0.38                                                                                      $0.40
                        -----------                                                                              -------------
                        -----------                                                                              -------------
   Diluted                    $0.35                                                                                      $0.37
                        -----------                                                                              -------------
                        -----------                                                                              -------------

Weighted average
common shares and
equivalents:
   Basic                  7,246,000                                                             480,000  (2m)        7,726,000
                        -----------                                                                              -------------
                        -----------                                                                              -------------
   Diluted                7,934,000                                                             530,000  (2n)        8,464,000
                        -----------                                                                              -------------
                        -----------                                                                              -------------


          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                                                                     ACQUISITION
                                        CORE              TCM             DRMS       ADJUSTMENTS                PRO FORMA
                                        ----              ---             ---        -----------              ------------
Revenues                             $20,930,741        $432,563       $2,696,150     $   (25,474)    (2a)        $24,033,980
Cost of services                      13,442,629         221,646                          (25,474)    (2a)         14,582,501
                                                                                          943,700     (2c)
                                    ---------------------------------------------     -----------             ---------------
Gross profit                           7,488,112         210,917        2,696,150        (943,700)                  9,451,479

Operating expenses:
   Operating expense                                                    1,609,609      (1,609,609)    (2c)                 --

   General and administrative          4,487,961         101,556                           (6,250)    (2a)          4,826,532
                                                                                          243,265     (2c)
   Sales and marketing                 1,717,516          73,776                          117,070     (2c)          1,908,362
   Non-recurring charges               4,935,732                                                                    4,935,732
   Depreciation and
   amortization                        1,021,552                                            6,250     (2a)          1,658,376
                                                                                           80,574     (2c)
                                                                                          550,000     (2e)
                                    ---------------------------------------------     -----------             ---------------
Total operating expense               12,162,761         175,332        1,609,609        (618,700)                 13,329,002
                                    ---------------------------------------------     -----------             ---------------

Income (loss) from                    (4,674,649)         35,585        1,086,541        (325,000)                 (3,877,523)
continuing operations

Other income (expense):
   Interest and other  income            239,416                           74,800         (90,000)    (2h)            224,216
   Interest and other expense                                             (94,793)       (807,500)    (2i)           (902,293)
   Nonrecurring charges
   directly attributable to
   the transaction                                                                       (225,000)    (2o)           (225,000)
                                    ---------------------------------------------     -----------             ---------------
                                         239,416                          (19,993)     (1,122,500)                   (903,077)
                                    ---------------------------------------------     -----------             ---------------
Income (loss) before income           (4,435,233)         35,585        1,066,548      (1,447,500)                 (4,780,600)
taxes

Benefit for income taxes                 135,000                                                                      135,000
                                    ---------------------------------------------     -----------             ---------------

Net income (loss)                    $(4,300,233)       $ 35,585       $1,066,548     $(1,447,500)                $(4,645,600)
                                    ---------------------------------------------     -----------             ---------------
                                    ---------------------------------------------     -----------             ---------------

Earnings (loss) per common share:
Net income (loss):
   Basic                             $     (0.59)                                                                     $ (0.60)
                                    ------------                                                              ---------------
                                    ------------                                                              ---------------

Weighted average common shares and equivalents:
   Basic                               7,319,000                                          480,000     (2m)          7,799,000
                                    ------------                                                              ---------------
                                    ------------                                                              ---------------


         NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL DATA (UNAUDITED)

(1) The acquisition adjustments included on the Proforma Combined Condensed Balance Sheet (Unaudited) consist of the following and represent:

         (a) Decrease in cash balances upon the acquisition of DRMS.
         (b) Elimination of notes receivable, notes payable and related interest payable which were excluded from the acquisition of DRMS.
         (c) Goodwill acquired in the DRMS acquisition.
         (d) Transaction costs incurred in connection with the acquisition of DRMS.
         (e) Debt incurred upon the acquisition of DRMS.
         (f) CORE common stock issued to the former shareholders of DRMS upon the acquisition of DRMS.
         (g) Elimination of DRMS book equity.

         The allocation of the DRMS purchase price is tentative pending completion of fair value determinations for the net assets acquired. The allocation may change with the completion of these determinations.

(2) The acquisition adjustments included on the Proforma Combined Condensed Statements of Operations (Unaudited) consist of the following and represent:

         (a) Certain of TCM's expenses have been reclassified to be consistent with CORE's classifications. The reclassifications have no impact on income from operations. Expenses reclassified include depreciation expenses (included in TCM's general and administrative expenses) and billable travel costs (included in TCM's costs of services rather than netted against revenues as with CORE's classifications).
         (b) Certain of SSDC's expenses have been reclassified to be consistent with CORE's classifications. The reclassifications have no impact on income from operations. Expenses reclassified include salaries and benefits, equipment and facilities rent and result in the reclassification of SSDC's operating expenses to cost of services, general and administrative expenses, sales and marketing expenses, depreciation and amortization expenses and interest expenses.
         (c) Certain of DRMS' expenses have been reclassified to be consistent with CORE's classifications. The reclassifications have no impact on income from operations. Expenses reclassified include salaries and benefits, travel, and rent and result in the reclassification of SSDC's operating expenses to cost of services, general and administrative expenses, sales and marketing expenses and depreciation and amortization expenses.
         (d) Pro forma amortization expense of goodwill purchased from SSDC, valued at $6,500,000, and amortized on a straight-line basis over 20 years.
         (e) Pro forma amortization expense of goodwill purchased from DRMS, valued at $22,000,000, and amortized on a straight-line basis over 20 years.
         (f) Decrease in depreciation for SSDC assets not acquired in the purchase.
         (g) Reduction of investment income resulting from the use of short-term investments to finance the initial purchase price paid for SSDC.
         (h) Reduction of investment income resulting from the use of short-term investments to finance $3,000,000 of the cash purchase price paid for the acquisition of DRMS.
         (i) Increase in interest expense resulting from interest charges incurred (at 9.50%) on the funds borrowed to finance $17,000,000 of the cash purchase price paid for the acquisition of DRMS.
         (j) Increase in income tax provision as a result of the income recognized by SSDC for the six month period ended June 24, 1997. The pro forma provision for income taxes has been computed assuming the pro forma results of operations had been included in a consolidated federal income tax return.
         (k) Decrease in income tax provision as a result of the loss recognized by TCM for the year ended December 31, 1997. The pro forma provision for income taxes has been computed assuming the pro forma results of operations had been included in a consolidated federal income tax return.
         (l) Increase in income tax provision as a result of the income recognized by DRMS for the year ended December 31, 1997, as offset by certain acquisition adjustments. The pro forma provision for income taxes has been computed assuming the pro forma results of operations had been included in a consolidated federal income tax return.
         (m) Issuance of 480,000 shares of CORE common stock to the former shareholder of DRMS upon the acquisition of DRMS.
         (n) Issuance of shares (as noted in footnote 2m), plus the dilutive effect of options issued upon the acquisition of DRMS.
         (o) Reclassification of expenses incurred by DRMS that are directly related to the transaction, including mostly legal and financial adviser fees incurred through June 30, 1998.